Exhibit 99.1

RR Donnelley	NEWS RELEASE

RR Donnelley Reports Third-Quarter 2006 Results

Highlights:

➢	Third-Quarter GAAP net earnings from continuing operations of $165.1 million or $0.75 per diluted share in 2006 compared to $127.3 million or $0.59 per diluted share in 2005
➢	Third-Quarter Non-GAAP net earnings from continuing operations of $146.2 million or $0.67 per diluted share in 2006 compared to $134.1 million or $0.62 per diluted share in 2005
➢	Third-Quarter GAAP operating margins expanded to 11.3% in 2006 from 10.8% in 2005
➢	Third-Quarter Non-GAAP operating margins expanded to 11.6% in 2006 from 11.1% in 2005
➢	Reaffirms full-year, 2006 Non-GAAP net earnings per diluted share from continuing operations guidance of $2.45 to $2.50, but trending toward the high end of the range

CHICAGO, November 7, 2006 — R.R. Donnelley & Sons Company (NYSE: RRD) today reported third-quarter 2006 net earnings from continuing operations of $165.1 million or $0.75 per diluted share on net sales of $2.3 billion compared to net earnings from continuing operations of $127.3 million or $0.59 per diluted share on net sales of $2.2 billion in the third quarter of 2005. The third-quarter 2006 net earnings from continuing operations included pre-tax restructuring charges of $6.6 million, substantially all of which were associated with the reorganization of certain operations and the exiting of certain business activities. Net earnings from continuing operations in the third quarter of 2005 included pre-tax charges for restructuring ($3.2 million), impairment ($2.3 million) and integration ($1.3 million) totaling $6.8 million, primarily related to the integration of the 2004 acquisition of Moore Wallace. The company’s effective tax rate decreased to 27.2% in the third quarter of 2006 from 35.2% in the third quarter of 2005, primarily reflecting the tax benefit from the realization of a deferred tax asset. Loss from discontinued operations was $0.4 million in the third quarter of 2006 and $25.2 million, primarily reflecting the results of Peak Technologies, in the third quarter of 2005. Including discontinued operations, net earnings were $164.7 million or $0.75 per diluted share in the third quarter of 2006 compared to net earnings of $102.1 million or $0.47 per diluted share in the third quarter of 2005.

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings from continuing operations totaled $146.2 million or $0.67 per diluted share in the third quarter of 2006 compared to $134.1 million or $0.62 per diluted share in the third quarter of 2005. Non-GAAP net earnings from continuing operations exclude restructuring charges and the tax benefit from the realization of a deferred tax asset in the third quarter of 2006 and exclude charges for restructuring, impairment and integration in the third quarter of 2005. A reconciliation of GAAP net earnings to non-GAAP net earnings for these adjustments is presented in the attached tables.

“We are pleased with our third-quarter results,” said Mark A. Angelson, RR Donnelley’s Chief Executive Officer. “Sales leverage coupled with strong cost control expanded margins in the quarter. Our Publishing and Retail Services segment delivered strong operating margin expansion and solid revenue growth.”

RR Donnelley Reports Third-Quarter 2006 Results

Angelson added, “Our planned combination with Banta Corporation will benefit customers, employees and investors. The considerable overlap between the two companies creates immediate opportunities for cross-selling, procurement, manufacturing, premedia and logistics synergies. Importantly, our strong balance sheet and liquidity position enabled us to be opportune in the highly fragmented print market.”

Business Review (Continuing Operations)

Following are the results for the company and each reportable segment.

Summary

Net sales in the quarter were $2.3 billion, up 5.7% from the third quarter of 2005. The increase was primarily due to new customer wins and increased volume with existing customers, favorable foreign exchange comparisons and acquisitions, offset in part by continued price pressure. The gross margin rate decreased to 28.2% in the third quarter of 2006 from 28.4% in the third quarter of 2005, reflecting price pressure, business mix shift and higher energy prices that more than offset the benefits from higher sales volume and our productivity efforts. SG&A expense as a percentage of net sales decreased to 11.6% in the third quarter of 2006 from 12.2% in the third quarter of 2005 reflecting the benefits of our cost reduction efforts and lower integration expenses in the third quarter of 2006. Operating margin, which was negatively impacted by restructuring charges of $6.6 million in the third quarter of 2006 and by charges for restructuring, impairment and integration totaling $6.8 million in the third quarter of 2005, was 11.3% in the third quarter of 2006 compared to 10.8% in the third quarter of 2005.

Excluding charges for restructuring, impairment and integration, the non-GAAP operating margin in the third quarter of 2006 was 11.6% compared to 11.1% in the third quarter of 2005. The benefits of our productivity efforts and increased volume more than offset price pressure. Reconciliations of GAAP operating income and margin to non-GAAP operating income and margin are presented in the attached tables.

Segments

The company reports its results in four reportable segments: 1) Publishing and Retail Services, 2) Integrated Print Communications, 3) Forms and Labels and 4) Corporate.

The Publishing and Retail Services segment includes: our 1) magazine, catalog and retail, 2) directories, 3) book, 4) European, 5) Asian, 6) logistics and 7) premedia businesses. Net sales for the Publishing and Retail Services segment increased 7.2% to $1.2 billion from the third quarter of 2005 primarily due to the acquisitions in 2005 of Spencer Press, Poligrafia, the Charlestown, Indiana print operations of Adplex-Rhodes and the book business of the Asia Printers Group, and sales increases in our international operations. The segment’s operating margin, which was negatively impacted by restructuring charges of $0.9 million in the third quarter of 2006 and by charges for restructuring and impairment totaling $1.1 million in the third quarter of 2005, was 17.3% in the third quarter of 2006 compared to 16.3% in the third quarter of 2005. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin in the third quarter of 2006 was 17.4% compared to 16.4% in the third quarter of 2005, primarily resulting from increased sales volume and the benefits of our productivity initiatives that more than offset the impact of price pressure.

The Integrated Print Communications segment includes: our 1) direct mail and business communications services, 2) financial print, 3) short-run commercial print and 4) business process outsourcing (The Astron Group and OfficeTiger) businesses. Net sales for the Integrated Print Communications segment increased 4.5% to $689.0 million from the third quarter of 2005, primarily due to sales growth in our short-run commercial print and financial print businesses as well as the acquisition of OfficeTiger, offset in part by lower sales in our business communications services

RR Donnelley Reports Third-Quarter 2006 Results

business. The segment’s operating margin, which was negatively impacted by restructuring charges of $2.8 million in the third quarter of 2006 and by charges for restructuring and impairment totaling $2.0 million in the third quarter of 2005, decreased to 7.8% in the third quarter of 2006 from 10.2% in the third quarter of 2005. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 8.2% in the third quarter of 2006 from 10.5% in the third quarter of 2005. This decrease was due to mix shift to lower margin businesses, continued price pressure, the performance of Astron’s print-based businesses and volume declines in business communications services.

The Forms and Labels segment includes: our 1) forms, 2) labels, 3) office products, 4) Latin American and 5) Canadian businesses. Net sales for the segment increased 3.7% to $422.3 million in the third quarter of 2006 from the third quarter of 2005, primarily due to favorable foreign exchange rates and increased volume in our Latin American and U.S. labels businesses. The segment’s operating margin, which was negatively impacted by restructuring charges of $0.6 million in the third quarter of 2006 and by charges for restructuring and integration totaling $1.5 million in the third quarter of 2005, increased to 10.0% in the third quarter of 2006 from 9.7% in the third quarter of 2005. Excluding restructuring, impairment and integration charges, non-GAAP operating margin was 10.1% in the third quarter of both 2006 and 2005, as continued price pressure offset the impact of increased sales volume and the benefits of our productivity efforts.

Corporate operating expenses decreased to $42.8 million in the third quarter of 2006 from $52.4 million in the third quarter of 2005. Excluding charges for restructuring of $2.3 million in the third quarter of 2006 and restructuring and integration totaling $2.2 million in the third quarter of 2005, corporate operating expenses decreased $9.7 million to $40.5 million from the third quarter of the prior year primarily reflecting the benefit of our productivity efforts.

Outlook — 2006 Full-Year Non-GAAP EPS from Continuing Operations Reaffirmed

For the full year of 2006, RR Donnelley is projecting non-GAAP net earnings per diluted share from continuing operations to be in the range of $2.45 to $2.50, but trending toward the high end of the range. This guidance includes the expected dilutive impact from both the acquisition of OfficeTiger and the adoption, in the first quarter of 2006, of SFAS No. 123(R)—Share-Based Payment, and assumes no shares repurchased under the authorization available to the company. The non-GAAP effective tax rate for 2006 is expected to be approximately 35.2%.

GAAP net earnings per diluted share from continuing operations in 2006 may include restructuring, impairment and integration charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its third-quarter results today, Tuesday, November 7, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: http://www.rrdonnelley.com . Individuals wishing to participate can join the conference call by dialing (800) 657-1263 (toll-free domestic); passcode: 8068924. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (877) 519-4471; passcode: 8068924.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and

RR Donnelley Reports Third-Quarter 2006 Results

content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR Donnelley Reports Third-Quarter 2006 Results

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of September 30, 2006 and December 31, 2005

(UNAUDITED)

(In millions, except per share data)

	September 30, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$250.7	$366.7
Receivables, less allowance for doubtful accounts	1,654.9	1,529.1
Inventories	552.6	481.4
Prepaid expenses and other current assets	80.6	67.5
Deferred income taxes	144.8	177.0

Total Current Assets	2,683.6	2,621.7

Property, plant and equipment—net	2,126.3	2,138.6
Goodwill	2,985.8	2,750.7
Other intangible assets—net	1,145.0	1,094.3
Prepaid pension cost	518.8	514.1
Other noncurrent assets	304.9	254.3

Total Assets	$9,764.4	$9,373.7

Liabilities

Current Liabilities
Accounts payable	721.4	718.1
Accrued liabilities	854.0	826.9
Short-term debt and current portion of long-term debt	255.4	269.1

Total Current Liabilities	1,830.8	1,814.1

Long-term debt	2,358.0	2,365.4
Postretirement benefit obligations	331.5	330.6
Deferred income taxes	584.9	596.8
Other noncurrent liabilities	608.9	541.2
Liabilities from discontinued operations	3.5	1.4

Total Liabilities	$5,717.6	$5,649.5

Shareholders’ Equity

Preferred stock, $1.00 par value	—	—
Authorized shares: 2.0; Issued: None

Common stock, $1.25 par value
Authorized shares: 500.0
Issued shares: 243.0 in 2006 and 2005	303.7	303.7

Additional paid-in capital	2,859.3	2,888.2

Retained earnings	1,672.7	1,439.4

Accumulated other comprehensive loss	(39.9)	(90.2)

Unearned compensation	—	(44.9)

Treasury stock, at cost, 24.8 shares in 2006 (2005—25.5 shares)	(749.0)	(772.0)

Total Shareholders’ Equity	$4,046.8	$3,724.2

Total Liabilities and Shareholders’ Equity	$9,764.4	$9,373.7

RR Donnelley Reports Third-Quarter 2006 Results

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2006 and 2005

(In millions, except per share data)

(UNAUDITED)

	Three months ended September 30,						Nine months ended September 30,
	2 0 0 6 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 6 NON- GAAP	2 0 0 5 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 5 NON- GAAP	2 0 0 6 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 6 NON- GAAP	2 0 0 5 GAAP	ADJUST- MENTS TO NON- GAAP	2 0 0 5 NON- GAAP
Net sales	$2,308.7	$—	$2,308.7	$2,183.7	$—	$2,183.7	$6,849.3	$—	$6,849.3	$6,042.3	$—	$6,042.3
Cost of sales (exclusive of depreciation and amortization shown below)	1,656.8	—	1,656.8	1,562.9	—	1,562.9	4,966.2	—	4,966.2	4,329.1	(0.1)	4,329.0
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	268.5	—	268.5	266.2	(1.3)	264.9	805.8	—	805.8	750.9	(6.3)	744.6
Restructuring and impairment charges - net	6.6	(6.6)	—	5.5	(5.5)	—	37.8	(37.8)	—	42.1	(42.1)	—
Depreciation and amortization	116.0	—	116.0	113.0	—	113.0	345.0	—	345.0	311.4	—	311.4

Total operating expenses	2,047.9	(6.6)	2,041.3	1,947.6	(6.8)	1,940.8	6,154.8	(37.8)	6,117.0	5,433.5	(48.5)	5,385.0

Income from continuing operations	260.8	6.6	267.4	236.1	6.8	242.9	694.5	37.8	732.3	608.8	48.5	657.3

Interest expense - net	35.2	—	35.2	32.0	—	32.0	105.7	—	105.7	76.8	—	76.8
Investment and other income (expense) - net	0.5	—	0.5	(7.6)	—	(7.6)	(4.0)	—	(4.0)	(11.9)	—	(11.9)

Earnings from continuing operations before income taxes and minority interest	226.1	6.6	232.7	196.5	6.8	203.3	584.8	37.8	622.6	520.1	48.5	568.6

Income tax expense	61.4	25.5	86.9	69.2	—	69.2	182.1	37.1	219.2	188.8	18.0	206.8
Minority interest	(0.4)	—	(0.4)	—	—	—	(1.0)	—	(1.0)	(0.5)	—	(0.5)

Net earnings from continuing operations	165.1	(18.9)	146.2	127.3	6.8	134.1	403.7	0.7	404.4	331.8	30.5	362.3

Income (loss) from discontinued operations - net of tax	(0.4)	0.4	—	(25.2)	25.2	—	(1.9)	1.9	—	(32.1)	32.1	—

Net earnings	$164.7	$(18.5)	$146.2	$102.1	$32.0	$134.1	$401.8	$2.6	$404.4	$299.7	$62.6	$362.3

Earnings per share:
Basic:
Net earnings from continuing operations	$0.76		$0.68	$0.59		$0.62	$1.87		$1.87	$1.55		$1.69
Income (loss) from discontinued operations, net of tax	—		—	(0.12)		—	(0.01)		—	(0.15)		—

Net earnings	$0.76		$0.68	$0.47		$0.62	$1.86		$1.87	$1.40		$1.69

Diluted:
Net earnings from continuing operations	$0.75		$0.67	$0.59		$0.62	$1.85		$1.85	$1.53		$1.67
Income (loss) from discontinued operations, net of tax	—		—	(0.12)		—	(0.01)		—	(0.15)		—

Net earnings	$0.75		$0.67	$0.47		$0.62	$1.84		$1.85	$1.38		$1.67

Weighted average common shares outstanding:
Basic	216.4		216.4	215.1		215.1	216.1		216.1	214.7		214.7
Diluted	218.8		218.8	217.0		217.0	218.7		218.7	216.4		216.4

The company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR Donnelley Reports Third-Quarter 2006 Results

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three months ended September 30, 2006				Three months ended September 30, 2005
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$260.8	11.3%	$164.7	$0.75	$236.1	10.8%	$102.1	$0.47
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	6.6	0.3%	4.6	0.03	5.5	0.3%	5.5	0.03
Integration charges (2)	—	—	—	—	1.3	—	1.3	—
Income tax adjustments (3)	—	—	(23.5)	(0.11)	—	—	—	—
Net loss from discontinued operations (4)	—	—	0.4	—	—	—	25.2	0.12

Total non-GAAP adjustments	6.6	0.3%	(18.5)	(0.08)	6.8	0.3%	32.0	0.15

Non-GAAP measures	$267.4	11.6%	$146.2	$0.67	$242.9	11.1%	$134.1	$0.62

(1)	Restructuring and impairment (pre-tax): Operating results for the three months ended September 30, 2006 and 2005 were affected by the following restructuring and impairment charges:

•	2006 included $3.5 million for employee termination costs substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities and $3.1 million of other restructuring costs, substantially all lease termination costs.

•	2005 included $0.5 million for employee termination costs primarily related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $2.7 million of other restructuring costs, primarily related to lease termination costs associated with exited facilities, and $2.3 million of impairment of long-lived assets related to the abandonment of assets in the Integrated Print Communications and Publishing and Retail Services segments.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $1.3 million in the three months ended September 30, 2005 related to the Moore Wallace acquisition.

(3)	Income tax adjustments: Income tax expense for the three months ended September 30, 2006 included a benefit from the realization of a deferred tax asset.

(4)	Net loss from discontinued operations: Net loss from discontinued operations for the three months ended September 30, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company’s package logistics business. For the three months ended September 30, 2005, substantially all of the net loss from discontinued operations related to the Peak Technologies business, including an impairment charge of $22.1 million after-tax.

RR Donnelley Reports Third-Quarter 2006 Results

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Nine months ended September 30, 2006				Nine months ended September 30, 2005
	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share	Income from continuing operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$694.5	10.1%	$401.8	$1.84	$608.8	10.1%	$299.7	$1.38
Non-GAAP adjustments:
Restructuring and impairment charges, net (1)	37.8	0.6%	24.2	0.11	42.1	0.7%	26.5	0.12
Integration charges (2)	—	—	—	—	6.4	0.1%	4.0	0.02
Income tax adjustments (3)	—	—	(23.5)	(0.11)	—	—	—	—
Net loss from discontinued operations (4)	—	—	1.9	0.01	—	—	32.1	0.15

Total non-GAAP adjustments	37.8	0.6%	2.6	0.01	48.5	0.8%	62.6	0.29

Non-GAAP measures	$732.3	10.7%	$404.4	$1.85	$657.3	10.9%	$362.3	$1.67

(1)	Restructuring and impairment (pre-tax): Operating results for the nine months ended September 30, 2006 and 2005 were affected by the following restructuring and impairment charges:

•	2006 included $27.2 million for employee termination costs substantially all of which were associated with restructuring actions resulting from the reorganization of certain operations and the exiting of certain business activities; $8.3 million of other restructuring costs, primarily lease termination costs; and $2.3 million for impairment of other long-lived assets.

•	2005 included $8.7 million for employee termination costs related to the elimination of duplicative administrative functions resulting from the Moore Wallace acquisition and other actions to restructure operations; $27.6 million of other restructuring costs related to lease termination costs and relocation costs associated with the Moore Wallace acquisition, the relocation of a Logistics facility, and the exiting of a U.K. financial print facility, and $5.8 million of impairment charges related to the abandonment of assets.

(2)	Integration charges (pre-tax): Operating income included post-acquisition integration charges of $6.4 million in the nine months ended September 30, 2005 primarily related to the Moore Wallace acquisition and Corporate information systems integration.

(3)	Income tax adjustments: Income tax expense for the nine months ended September 30, 2006 included a benefit from the realization of a deferred tax asset.

(4)	Net loss from discontinued operations: Net loss from discontinued operations for the nine months ended September 30, 2006 primarily reflects costs resulting from a subtenant bankruptcy related to a facility previously occupied by the Company’s package logistics business. For the nine months ended September 30, 2005, substantially all of the net loss from discontinued operations related to the Peak Technologies business, including an impairment charge of $22.1 million after-tax.

RR Donnelley Reports Third-Quarter 2006 Results

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the three months ended September 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Three Months Ended September 30, 2006
Net Sales	$1,197.4	$689.0	$422.3	$—	$2,308.7
Operating Expense	989.7	635.2	380.2	42.8	2,047.9

Operating Income (Loss)	207.7	53.8	42.1	(42.8)	260.8
Operating Margin %	17.3%	7.8%	10.0%	nm	11.3%

Non-GAAP Adjustments
Restructuring charges	0.9	2.8	0.6	2.3	6.6
Impairment charges	—	—	—	—	—
Integration charges	—	—	—	—	—

Total Non-GAAP Adjustments	0.9	2.8	0.6	2.3	6.6

Operating income (loss) excluding restructuring, impairment and integration charges	$208.6	$56.6	$42.7	$(40.5)	$267.4

Operating margin before restructuring, impairment and integration charges %	17.4%	8.2%	10.1%	nm	11.6%

Depreciation and amortization	59.7	34.9	14.1	7.3	116.0
Capital expenditures	51.8	16.6	4.2	7.9	80.5

Three Months Ended September 30, 2005
Net Sales	$1,116.7	$659.6	$407.4	$—	$2,183.7
Operating Expense	934.9	592.4	367.9	52.4	1,947.6

Operating Income (Loss)	181.8	67.2	39.5	(52.4)	236.1
Operating Margin %	16.3%	10.2%	9.7%	nm	10.8%

Non-GAAP Adjustments
Restructuring charges	0.6	0.2	1.2	1.2	3.2
Impairment charges	0.5	1.8	—	—	2.3
Integration charges	—	—	0.3	1.0	1.3

Total Non-GAAP Adjustments	1.1	2.0	1.5	2.2	6.8

Operating income (loss) excluding restructuring, impairment and integration	$182.9	$69.2	$41.0	$(50.2)	$242.9

Operating margin before restructuring, impairment and integration charges %	16.4%	10.5%	10.1%	nm	11.1%

Depreciation and amortization	54.5	35.1	15.7	7.7	113.0
Capital expenditures	72.7	17.5	4.9	4.9	100.0

RR Donnelley Reports Third-Quarter Results

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Nine months ended September 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Publishing and Retail Services	Integrated Print Communications	Forms and Labels	Corporate	Consolidated
Nine Months Ended September 30, 2006
Net Sales	$3,433.9	$2,143.7	$1,271.7	$—	$6,849.3
Operating Expense	2,901.9	1,943.5	1,164.4	145.0	6,154.8

Operating Income (Loss)	532.0	200.2	107.3	(145.0)	694.5
Operating Margin %	15.5%	9.3%	8.4%	nm	10.1%
Non-GAAP Adjustments
Restructuring charges	10.7	12.5	3.3	9.0	35.5
Impairment charges	—	1.8	0.5	—	2.3
Integration charges	—	—	—	—	—

Total Non-GAAP Adjustments	10.7	14.3	3.8	9.0	37.8
Operating income (loss) excluding restructuring, impairment and integration charges	$542.7	$214.5	$111.1	$(136.0)	$732.3
Operating margin before restructuring, impairment and integration charges %	15.8%	10.0%	8.7%	nm	10.7%
Depreciation and amortization	177.1	102.4	43.2	22.3	345.0
Capital expenditures	177.8	52.1	14.4	13.9	258.2

Nine Months Ended September 30, 2005
Net Sales	$3,077.3	$1,736.3	$1,228.7	$—	$6,042.3
Operating Expense	2,603.3	1,540.0	1,124.9	165.3	5,433.5

Operating Income (Loss)	474.0	196.3	103.8	(165.3)	608.8
Operating Margin %	15.4%	11.3%	8.4%	nm	10.1%
Non-GAAP Adjustments

Restructuring charges	8.2	7.0	4.7	16.4	36.3
Impairment charges	1.6	2.1	2.1	—	5.8
Integration charges	0.5	0.4	0.9	4.6	6.4

Total Non-GAAP Adjustments	10.3	9.5	7.7	21.0	48.5
Operating income (loss) excluding restructuring, impairment and integration	$484.3	$205.8	$111.5	$(144.3)	$657.3
Operating margin before restructuring, impairment and integration charges %	15.7%	11.9%	9.1%	nm	10.9%
Depreciation and amortization	158.0	83.3	47.4	22.7	311.4
Capital expenditures	251.1	38.8	14.6	19.7	324.2

RR Donnelley Reports Third-Quarter 2006 Results

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2006 and 2005

IN MILLIONS

(UNAUDITED)

	2006	2005
Operating Activities
Net earnings	$401.8	$299.7

Net loss from discontinued operations	1.9	32.1

Adjustment to reconcile net earnings to cash provided by operating activities	430.9	497.7

Changes in operating assets and liabilities	(267.8)	(189.9)

Net cash provided by operating activities of continuing operations	566.8	639.6
Net cash (used in) provided by operating activities of discontinued operations	(0.7)	2.8

Net cash provided by operating activities	566.1	642.4

Net cash used in investing activities of continuing operations	(500.3)	(1,414.6)
Net cash used in investing activities of discontinued operations	—	(0.6)

Net cash used in investing activities	(500.3)	(1,415.2)

Net cash (used in) provided by financing activities of continuing operations	(187.9)	432.6
Net cash used in financing activities of discontinued operations	—	—

Net cash (used in) provided by financing activities	(187.9)	432.6

Effect of exchange rate on cash and cash equivalents	6.1	2.7

Net decrease in cash and cash equivalents	(116.0)	(337.5)

Cash and cash equivalents at beginning of period	366.7	641.8

Cash and cash equivalents at end of period	$250.7	$304.3

Supplemental non-cash disclosure:
Acquisition of assets through direct financing	$10.8	$—

RR Donnelley Reports Third-Quarter 2006 Results

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the three months ended September 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended September 30, 2006
Publishing and Retail Services	$1,197.4	$—	$1,197.4
Integrated Print Communications	689.0	—	689.0
Forms and Labels	422.3	—	422.3
Corporate	—	—	—

Consolidated	$2,308.7	$—	$2,308.7

Three Months Ended September 30, 2005

Publishing and Retail Services	$1,116.7	$37.7	$1,154.4
Integrated Print Communications	659.6	14.0	673.6
Forms and Labels	407.4	—	407.4
Corporate	—	—	—

Consolidated	$2,183.7	$51.7	$2,235.4

Net sales change
Publishing and Retail Services	7.2%		3.7%
Integrated Print Communications	4.5%		2.3%
Forms and Labels	3.7%		3.7%
Corporate
Consolidated	5.7%		3.3%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended September 30, 2006, no adjustment was required as no acquisitions occurred during the quarter ended September 30, 2006.

For the quarter ended September 30, 2005, the adjustment for net sales of acquired businesses reflects the net sales of Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005), Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the three months ended September 30, 2005 as if the respective acquisitions had occurred on July 1, 2005.

RR Donnelley Reports Third-Quarter 2006 Results

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the nine months ended September 30, 2006 and 2005

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Nine Months Ended September 30, 2006
Publishing and Retail Services	$3,433.9	$—	$3,433.9
Integrated Print Communications	2,143.7	35.2	2,178.9
Forms and Labels	1,271.7	—	1,271.7
Corporate	—	—	—

Consolidated	$6,849.3	$35.2	$6,884.5

Nine Months Ended September 30, 2005
Publishing and Retail Services	$3,077.3	$158.4	$3,235.7
Integrated Print Communications	1,736.3	313.5	2,049.8
Forms and Labels	1,228.7	—	1,228.7
Corporate	—	—	—

Consolidated	$6,042.3	$471.9	$6,514.2

Net sales change
Publishing and Retail Services	11.6%		6.1%
Integrated Print Communications	23.5%		6.3%
Forms and Labels	3.5%		3.5%
Corporate
Consolidated	13.4%		5.7%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2006 and 2005 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the nine months ended September 30, 2006, the adjustment for net sales of acquired businesses reflects the net sales of OfficeTiger (acquired April 27, 2006) as if the acquisition had occurred on January 1, 2006.

For the nine months ended September 30, 2005, the adjustment for net sales of acquired businesses reflects the net sales of The Astron Group (acquired June 20, 2005), Asia Printers Group (acquired July 7, 2005), the Charlestown, Indiana print facility acquired from Adplex-Rhodes (acquired August 18, 2005), Poligrafia (acquired September 5, 2005), Spencer Press (acquired November 9, 2005) and OfficeTiger (acquired April 27, 2006) for the nine months ended September 30, 2005 as if the respective acquisitions had occurred on January 1, 2005.